UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 22, 2007

SkyWest, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4444 South River Road
St. George, Utah		84790
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:
(435) 634-3000

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2007, SkyWest Inc. (the “Company”) announced that Russell “Chip” Childs has been appointed to serve as President and Chief Operating Officer of SkyWest Airlines, Inc., a wholly-owned subsidiary of the Company, effective April 2, 2007.  Mr. Childs has been appointed to fill the vacancy anticipated to be created by the retirement of Ron Reber, who has served as the Chief Operating Officer of SkyWest Airlines since 1991 and as the President of SkyWest Airlines since September 2005.  Mr. Reber has announced his retirement effective April 2, 2007.

Mr. Childs, who is 39 years old, has been employed by the Company since January 2001 and was appointed to serve as the Vice President — Controller of the Company in November 2001.  Mr. Childs received a degree in economics and a master’s degree in accounting from Brigham Young University.

Item 701. Regulation FD Disclosure.

On February 22, 2007 the Company issued a press release announcing the resignation of Mr. Reber and the appointment of Mr. Childs.  A copy of this press release is provided herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: February 28, 2007	By	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President,
Chief Financial Officer and Treasurer